UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported):  June 14, 2011

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
Initial Depositor
(Exact name of Registrant as specified in its charter)

Wireless HOLDRS (SM) Trust
[Issuer with respect to the receipts]

DELAWARE (State or other jurisdiction of incorporation)	001-16151 Commission File Number	13-5674085 (I.R.S. Employer Identification No.)
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One Bryant Park
New York, New York 10036
(Address of principal executive offices and zip code)

(212) 449-1000
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On June 13, 2011, the merger of Vivo Participações S.A. and Telecomunicações de São Paulo S.A. became effective.  As a result, Vivo Participações S.A. will no longer be an underlying constituent of the Wireless HOLDRS Trust.  Telecomunicações de São Paulo S.A. will be added as an underlying constituent of the Wireless HOLDRS Trust.  In connection with the merger, Vivo Participações S.A. shareholders will receive 1.55 American Depository Shares (ADS) of Telecomunicações de São Paulo S.A. for each ADS of Vivo Participações S.A.  The Bank of New York Mellon will receive 1.1625 ADSs of Telecomunicações de São Paulo S.A. for the 0.75 ADS of Vivo Participações S.A. per 100 share round-lot of Wireless HOLDRS.  Effective June 13, 2011, 1.1625 ADSs of Telecomunicações de São Paulo S.A. will be required for creations/cancellations per 100 share round-lot of Wireless HOLDRS.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Wireless HOLDRS Trust Prospectus Supplement dated June 14, 2011 to Prospectus dated March 15, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Date: June 14, 2011	By:	/s/ Liam B. O’Neil
		Name:	Liam B. O’Neil
		Title:	Managing Director

EXHIBIT INDEX

Number and Description of Exhibit

(99.1)	Wireless HOLDRS Trust Prospectus Supplement dated June 14, 2011 to Prospectus dated March 15, 2011.